SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 7, 2005

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-33393 (COMMISSION FILE NUMBER)	94-3306718 (I.R.S. EMPLOYER IDENTIFICATION NO.)
22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

ITEM 1.01 Entry Into a Material Definitive Agreement.
     Northwest Biotherapeutics, Inc. (the “Company”) announced today that, on September 7, 2005, it received a $500,000 loan from Toucan Capital Fund II, L.P. (“Toucan”). The loan accrues interest at 10% per year, matures on September 7, 2006, and the principal and interest is convertible into capital stock of the Company, generally at Toucan’s option, prior to repayment.
     The principal and interest on the loan is currently convertible at $0.04 per share (subject to adjustment). In connection with this new loan, the Company has issued a warrant to Toucan, which is exercisable for up to 5.0 million shares of the Company’s capital stock. The exercise price of the warrant is $0.04 per share subject to certain adjustments. The Company believes that the additional $500,000 received from Toucan on September 7, 2005 will be sufficient to cover short-term payables through approximately early October 2005.
     To date, the Company has issued thirteen promissory notes to Toucan pursuant to which Toucan has loaned the Company an aggregate of $6.75 million. In connection with the issuance of promissory notes to Toucan, the Company has issued and Toucan has received warrants that are currently exercisable for an aggregate of up to 122.5 million shares of the Company’s capital stock.
     In connection with the recent loan from Toucan, the Company and Toucan amended the Amended and Restated Recapitalization Agreement (the “Recapitalization Agreement”), dated as of July 30, 2004, amended on October 22, 2004, November 10, 2004, December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005, June 16, 2005, July 26, 2005 and September 7, 2005 between the parties (“Amendment No. 9”). Amendment No. 9 (i) updated certain representations and warranties of the parties made in the Recapitalization Agreement, and (ii) made certain technical changes in the Recapitalization Agreement in order to facilitate the September 7, 2005 bridge loan described herein.
     Also in connection with the recent loan from Toucan, the Company and Toucan agreed to amend the Amended and Restated Binding Term Sheet dated April 26, 2004, and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005, June 16, 2005, July 26, 2005 and September 7, 2005 between the parties (the “Term Sheet”). The amendment to the Term Sheet reduced warrant coverage in the potential private placement by $500,000.
     The Recapitalization Agreement calls for a two-stage recapitalization of the Company consisting of a bridge period and an equity financing period. The equity financing period commenced on January 26, 2005 when Toucan purchased 32,500,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock at a purchase price of $0.04 per share (for aggregate purchase price of $1,300,000). The equity financing period will end on December 31, 2006 (or such later date as is mutually agreed by the Company and Toucan). During the equity financing period, the Company intends to sell up to $40 million of convertible preferred stock in accordance with the terms of the Recapitalization Agreement. Any additional financing is contingent upon the Company complying with covenants in the Recapitalization Agreement, as amended, and locating additional investors who are willing to invest in the Company on the terms proposed.
     The foregoing description of Amendment No. 9, the note, the warrant, and the amendment to the Term Sheet, all of which are filed as exhibits to the Form 8-K, are qualified in their entirety by reference to the full text of the agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The information contained under Item 1.01 of this report is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     On August 29, 2005, Soma Partners, LLC filed a notice of petition to vacate the arbitration award with the supreme court of the state of New York requesting that the May 24, 2005 findings of the arbitrator in favor of the Company be vacated. As previously reported, the Company considered the claims brought by Soma Partners, LLC in the arbitration to be unfounded, the Company defended against all such claims vigorously, and the arbitrator’s decision upheld all of the Company’s defenses. The Company believes that this renewed action by Soma Partners, LLC is without merit and the Company intends to defend it vigorously. See page 25 of the Company’s Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 15, 2005, for a more detailed description of the original matter.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
10.1	Amendment No. 9 to the Amended and Restated Recapitalization Agreement between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated September 7, 2005.

10.2	Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $500,000 between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated September 7, 2005.

10.3	Warrant to purchase securities of the Company dated September 7, 2005 issued to Toucan Capital Fund II, L.P.

10.4	Seventh Amendment to Amended and Restated Binding Term Sheet, dated September 7, 2005.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
By:	/s/ Alton Boynton
Alton L. Boynton
President

September 9, 2005

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